Evolus Reports First Quarter 2021 Results and Provides Business Update
Q1 2021 Net Revenues of $12.2 million, Despite Half-Quarter ITC Impact
Full Resolution of International Trade Commission (ITC) Case
Restructured Balance Sheet with March 31, 2021 Pro Forma Cash Position of $140 million1
On Track for a $100 million Annual Net Revenue Run Rate in Q2 2021

Newport Beach, Calif., May 12, 2021 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today provided a business update and reported financial results for the first quarter 2021.
“The first quarter was defined by three major events starting with the resolution of the ITC case, recapitalization of our balance sheet with pro forma cash of $140 million as of March 31, 20211 and the strong bounce back of our U.S. Jeuveau® business since settlement in mid-February 2021. The combination of these events is building momentum across our business. We believe Jeuveau® is on track to achieve an annualized net revenue run rate of $100 million in the second quarter of 2021,” said David Moatazedi, President and Chief Executive Officer.

First Quarter 2021 and Recent Corporate Developments

•Strong first quarter 2021 commercial performance evidenced by:
◦Jeuveau® net revenues of $12.2 million, up 16% from the first quarter of 2020, with the majority of revenues recorded in the second half of the quarter.
◦Increased Jeuveau® purchasing account base to over 5,800 accounts with re-order rates achieving an all-time high of 73%2 in the first quarter of 2021.
◦Robust adoption of the company’s customer loyalty program with approximately 160,000 consumers enrolled within the first year of the program3.
◦Continued leverage of proprietary digital platform with the majority of orders in the first quarter of 2021 originating from the Evolus Practice App.
•Reached settlement agreements with Allergan, Medytox and Daewoong to fully resolve all outstanding litigation among the companies regarding the sale of Jeuveau®, including the ITC case.
•Restructured the company balance sheet through the elimination of $127.4 million in debt and future milestone payments.
•Recapitalized the business by raising $92.1 million in net proceeds after discounts, commissions and estimated expenses from a public offering of common stock.
•Publication of our two, phase II repeat, long-term, open-label studies in the peer reviewed Aesthetic Surgery Journal.

First Quarter 2021 Financial Results
•$12.2 million in total net revenues for the first quarter of 2021, an increase of $1.7 million or 16.2% from $10.5 million in the first quarter of 2020. First quarter 2021 net revenue was impacted by reduced sales during the ITC bond period which lasted approximately half of the quarter.
•GAAP gross margin and adjusted gross margin were 262.3% and 59.9%, respectively, for the first quarter of 2021.

•GAAP operating expenses were $4.2 million for the first quarter 2021, reflecting the contribution of a $25.5 million settlement payment from Daewoong and lower selling, general and administrative expenses.
•Non-GAAP operating expenses were $24.8 million for the first quarter 2021, a decrease of $8.6 million or 25.7% from $33.4 million for the first quarter 2020 as the company conserved cash prior to settlement of the ITC case and related litigation.
•GAAP income from operations was $8.0 million for the first quarter 2021, including $25.5 million related to the settlement payment from Daewoong.
•Cash and cash equivalents as of March 31, 2021 were $22.2 million.
•Pro forma cash position at March 31, 2021 was $140 million1.
•The company had approximately 54.1 million shares of common stock outstanding as of May 7, 2021.

Financial Outlook
•The Allergan/Medytox Settlement Agreements announced in February 2021 and the settlement agreement with Daewoong announced in March 2021 are expected to temporarily reduce the company’s gross margin profile through September 2022. Following September 2022, the company expects its U.S. gross margin percentage will return to the levels seen in fiscal year 2020.
•The company anticipates 2021 full year adjusted gross margin percentage will be between 50% and 55%, calculated as total net revenues less product cost of sales, as a percentage of net revenues. The non-GAAP gross margin percentage outlook excludes the $25.5 million settlement payment received in April 2021 from Daewoong.
•The company expects its March 31, 2021 pro forma cash position of $140 million1 will fund its operations for at least the next 12 months.

Conference Call Information
Management will host a conference call and webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. The dial-in numbers are +1 (866) 916-2317 for domestic callers and +1 (703) 925-2662 for international callers, and the conference ID is 7749489.

A replay of the call will be available following its completion through May 19, 2021. To access the replay, dial +1 (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers and use the replay conference ID 7749489.

A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the call.

About Evolus, Inc.

Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi regarding the effect of recent events on the company's trends, expectations about the company’s second quarter net revenues and the company’s financial outlook related to its gross margin profile. Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages resulting from the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, including the effect on our pricing, discounts we may offer to our customers and the volume of purchases by our customers, the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on March 25, 2021, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Use of Non-GAAP Financial Measures

Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross margin is defined as total net revenues less product cost of sales, excluding amortization of intangible assets and one-time settlement payment from Daewoong, as a percentage of net revenues. The non-GAAP measures exclude, as applicable, (i) one-time settlement payment from Daewoong, (ii) one-time litigation settlement items related to the ITC case, (iii) the revaluation of contingent royalty obligations, (iv) stock-based compensation expense, and (v) depreciation and amortization. Management believes that adjusted gross margin is an important measure for investors because management uses adjusted gross margin as key performance indicator to evaluate the profitability of sales. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses, and non-GAAP loss from operations, will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as an analytical tool and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical adjusted gross margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of GAAP Gross Margin to Adjusted Gross Margin” and “Reconciliation of GAAP Operating Expenses and GAAP Income (Loss) from Operations to Non-GAAP Operating Expenses and Non-GAAP (Loss) from Operations” in the financial schedules below.

Jeuveau® is a registered trademark and Nuceiva™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd

1 Represents March 31, 2021 cash and cash equivalents of $22.2 million, plus $25.5 million of cash received from Daewoong in April 2021 and $92.1 million in net proceeds after discounts, commissions and estimated expenses received from a public offering of Evolus common stock in April 2021.

2 Represents cumulative statistics from the launch of Jeuveau® in May 2019.

3 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through May 10, 2021.

Evolus, Inc. Contacts:
Investor Contact:
Lauren Silvernail, Evolus, Inc.
Chief Financial Officer and EVP Corporate Development
Tel: +1-949-284-4726
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Chief Marketing Officer
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Income (Loss)
(Unaudited, in thousands, except income (loss) per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product revenue, net	$12,241	$10,496

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	4,908	4,219
Settlement payment from Daewoong	(25,500)	—
Selling, general and administrative	20,677	31,300
Research and development	841	507
Revaluation of contingent royalty obligation payable to Evolus Founders	1,268	(9,884)
Depreciation and amortization	2,033	1,749
Total operating expenses	4,227	27,891
Income (loss) from operations	8,014	(17,395)
Other income (expense):
Interest income	—	374
Interest expense	(645)	(2,458)
Loss from extinguishment of debts, net	(968)	—
Income (loss) before income taxes:	6,401	(19,479)
Income tax expense	—	256
Net income (loss)	$6,401	$(19,735)
Other comprehensive gain (loss):
Unrealized gain on available-for-sale securities, net of tax	—	219
Comprehensive income (loss)	$6,401	$(19,516)
Net income (loss) per share, basic	$0.17	$(0.59)
Net income (loss) per share, diluted	$0.16	$(0.59)
Weighted-average shares outstanding used to compute basic net income (loss) per share	37,101	33,720
Weighted-average shares outstanding used to compute diluted net income (loss) per share	41,105	33,720

Evolus, Inc.
Summary of Balance Sheet Data
(Unaudited, in thousands)

	March 31, 2021	December 31, 2020
Balance Sheet Data:
Cash and cash equivalents	$22,171	$102,562
Short-term investments	—	5,000
Total cash, cash equivalents and short-term investments	$22,171	$107,562

Working capital	$(9,931)	$(52,636)
Total assets	$157,198	$209,068
Total current liabilities	$87,648	$180,248
Total liabilities	$133,909	$282,026
Accumulated deficit	$(369,671)	$(376,072)
Total stockholders’ equity (deficit)	$23,289	$(72,958)

Evolus, Inc.
Reconciliation of GAAP Gross Margin to Adjusted Gross Margin
(in thousands)

	Three Months Ended March 31,
	2021	2020
Revenue, net	$12,241	$10,496
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	4,908	4,219
Settlement payment from Daewoong	(25,500)	—
Amortization of distribution right intangible asset	723	739
Total cost of sales	$(19,869)	$4,958

GAAP gross margin	262.3%	52.8%
Adjusted gross margin	59.9%	59.8%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income (Loss) from Operations to
Non-GAAP Operating Expenses and Non-GAAP (Loss) from Operations
(in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP operating expense	$4,227	$27,891
GAAP income (loss) from operations	$8,014	$(17,395)
Adjustments:
Settlement payment from Daewoong	(25,500)	—
Revaluation of contingent royalty obligation payable to Evolus Founders	1,268	(9,884)
Stock-based compensation:
Included in selling, general and administrative	1,576	2,540
Included in research and development	14	88
Depreciation and amortization	2,033	1,749
Non-GAAP operating expense	$24,836	$33,398
Non-GAAP (loss) from operations	$(12,595)	$(22,902)